Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 29, 2012 relating to the financial statements and financial highlights which appears in the March 31, 2012 Annual Report to Shareholders of the Russell Exchange Traded Funds Trust (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Counsel and Independent Registered Public Accounting Firm”, “General Information”, and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, WA

July 26, 2012

Appendix I

Russell Exchange Traded Funds Trust:

Russell Equity ETF

Russell 2000 Low Beta ETF

Russell 2000 High Beta ETF

Russell 2000 Low Volatility ETF

Russell 2000 High Volatility ETF

Russell 2000 High Momentum ETF

Russell 1000 Low Beta ETF

Russell 1000 High Beta ETF

Russell 1000 Low Volatility ETF

Russell 1000 High Volatility ETF

Russell 1000 High Momentum ETF

Russell Aggressive Growth ETF

Russell Consistent Growth ETF

Russell Growth at a Reasonable Price ETF

Russell Contrarian ETF

Russell Equity Income ETF

Russell Low P/E ETF

Russell Small Cap Consistent Growth ETF

Russell Small Cap Low P/E ETF

Russell Small Cap Contrarian ETF

Russell Small Cap Aggressive Growth ETF

Russell High Dividend Yield ETF

Russell Small Cap High Dividend Yield ETF

Russell Developed ex-U.S. High Momentum ETF

Russell Developed ex-U.S. Low Beta ETF

Russell Developed ex-U.S. Low Volatility ETF

2